Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 25, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Report to Shareholders of the PAP High Yield Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.

Kansas City, Missouri

April 23, 2007